UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
February 12, 2009
____________________

TIAA REAL ESTATE ACCOUNT
(Exact Name of Registrant as Specified in its Charter)

New York	Not Applicable
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

33-92990, 333-149862
(Commission File Number)

c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206
(Address of principal executive offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 490-9000

N/A
(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure.

      On February 17, 2009, Teachers Insurance and Annuity Association of America (“TIAA”) announced the appointment of Brandon Becker as the new Executive Vice President and Chief Legal Officer of TIAA, effective as of March 2, 2009. Mr. Becker worked most recently at the law firm of WilmerHale in Washington, D.C., where he was a partner in the firm’s securities department and Chair of its Broker-Dealer Compliance and Regulation Practice Group. Mr. Becker joined WilmerHale in 1996 following an 18-year career at the U.S. Securities and Exchange Commission. In addition, effective February 12, 2009, Stephen Gruppo was named Executive Vice President for Risk Management of TIAA, replacing Erwin Martens in such role in connection with a transition of Mr. Martens’ duties within the TIAA-CREF organization.

      The press release containing the announcement of Mr. Becker as TIAA’s new Executive Vice President and Chief Legal Officer is attached hereto and furnished as Exhibit 99.1 to this report. The information contained in this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01       Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1 --	Press release issued by Teachers Insurance and Annuity Association of America
on February 17, 2009.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIAA REAL ESTATE ACCOUNT

	By:	TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

DATE: February 18, 2009		By:	Meredith J. Kornreich
Meredith J. Kornreich
Vice President and General Counsel -
Product Management and Institutional Sales